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                                                                Exhibit 99.e(1)

                                     FORM OF
                       ADDENDUM TO UNDERWRITING AGREEMENT
                           DATED MAY 16, 1995 BETWEEN
                          ARIEL DISTRIBUTORS, INC., AND
                 ARIEL INVESTMENT TRUST f/k/a ARIEL GROWTH FUND

For the services performed and the obligations assumed by Ariel Distributors, Inc., in respect to Ariel Fund, Ariel Appreciation Fund, Ariel Focus Fund, and the Investor Class of Ariel Premier Bond Fund, Ariel Distributors, Inc., shall be paid no more often than weekly a distribution service fee at the annual rate of 0.25% of the respective average daily net assets of such series.

Dated May XX, 2005


                                    ARIEL DISTRIBUTORS, INC.


                                    By:
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                                    Its:
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                                    ARIEL INVESTMENT TRUST


                                    By:
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                                    Its:
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